UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 6, 2025

SOLAREDGE TECHNOLOGIES, INC
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Hamada Street, Herziliya Pituach, Israel	4673335
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SEDG	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ◻

Item 5.02 Other Events Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2025, the Board of Directors (the “Board”) of SolarEdge Technologies, Inc. (the “Company”) increased the size of the Company’s Board from 8 to 10 directors and appointed Mr. Gilad Almogy and Mr. Yoram Teitz to the Board as Class I directors to fill these vacancies, effective immediately, and to serve until the Company’s 2025 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Mr. Gilad Almogy was also appointed to serve as a member of the Technology Committee. Mr. Yoram Teitz was appointed to serve as the chairman of the Company’s Audit Committee, effective immediately.

Mr. Gilad Almogy is a founder of and the Chief Executive Officer of Ultima Genomics, Inc., provider of the first $100 human genome sequencing solution. Previously, Mr. Almogy founded and served as the Chief Executive Officer of Cogenra Solar Inc., which he led from inception until its acquisition by SunPower (Nasdaq: SPWR) in 2015. From 1997 to 2009, Mr. Almogy served in a number of roles at Applied Materials Inc. (Nasdaq: AMAT), culminating as a Senior Vice President. Mr.  Almogy holds a PhD in Applied Physics from the California Institute of Technology and a BSc in Mathematics and Physics from the Hebrew University in Jerusalem’s Talpiot program.

Mr. Yoram Teitz is a seasoned financial expert, with over 36 years in the field of public accounting, 15 of which he spent as the Managing Partner of Kost Forer Gabbay & Kasierer, a member of EY Global (EY Israel) from 2007 until 2022. Currently, Mr. Yoram Teitz serves as a senior advisor at General Atlantic LLP., and as the chairman of the Friends of Sheba Medical Center, a non-profit organization. Mr. Yoram Teitz holds a BA in Economics and Accounting from Tel Aviv University.

As compensation for their services as directors, both Mr. Gilad Almogy and Mr. Yoram Teitz will be entitled to (i) an initial equity award of 9,208 restricted stock units, which will vest ratably over three years; and (ii) an annual equity award of 4,919 restricted stock units, reflecting the pro rata portion of the $195,000 annual equity award, which will vest in full on the date of the Company’s 2025 annual meeting of stockholders, subject to continued Board service through the applicable vesting date and (iii) the annual cash retainers under the Company’s director compensation program as described in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 26, 2024.

Each of Messrs. Gilad Almogy and Yoram Teitz will also enter a standard indemnification agreement with the Company, a form of which has been previously filed as Exhibit 10.1 to the Form 8-K filed with the SEC on July 7, 2023.

There are no transactions involving Messrs. Gilad Almogy and Yoram Teitz and the Company that require disclosure under Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Messrs. Gilad Almogy and Yoram Teitz and any other person pursuant to which they were selected to serve as directors.

Item 7.01. Regulation FD Disclosure.

On January 8, 2025, the Company issued a press release announcing the Board appointments of Messrs. Gilad Almogy and Yoram Teitz.  A copy of the press release is attached as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated January 8, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: January 8, 2025	By:	/s/ Dalia Litay
	Name:	Dalia Litay
	Title:	Chief Legal Officer